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                                                                    Exhibit 10.1

                                MASTER AGREEMENT

                                   dated as of

                               September 12, 2005

                                     between

                               FORD MOTOR COMPANY

                                       and

                               VISTEON CORPORATION

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                                TABLE OF CONTENTS

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                                                                            PAGE
                                                                            ----
SECTION 1. Agreements with respect to the Visteon "A" Business...........     1
SECTION 2. Agreements with respect to the Visteon "B" Business...........     3
SECTION 3. Amendments and Waivers........................................     4
SECTION 4. Expenses......................................................     4
SECTION 5. Successors and Assigns........................................     4
SECTION 6. Governing Law.................................................     4
SECTION 7. Counterparts; Effectiveness; Third Party Beneficiaries........     4
SECTION 8. Entire Agreement..............................................     4
SECTION 9. Severability..................................................     5

Exhibit A   Visteon "A" Transaction Agreement
Exhibit B   Secured Promissory Note
Exhibit C   Contribution Agreement
Exhibit D   Visteon "B" Purchase Agreement

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                                MASTER AGREEMENT

          MASTER AGREEMENT (this "AGREEMENT") dated as of September 12, 2005 between Ford Motor Company, a Delaware corporation ("FORD"), and Visteon Corporation, a Delaware corporation ("VISTEON").

                                   WITNESSETH:

          WHEREAS, Ford organized Visteon in 2000 and, pursuant to a Master Transfer Agreement dated as of March 30, 2000 between Ford and Visteon, contributed a substantial portion of its historic automotive component operations to Visteon, and on June 28, 2000 distributed all of the issued and outstanding shares of common stock of Visteon to Ford's stockholders;

          WHEREAS, Visteon conducts substantial business in North America using UAW workers leased from Ford and certain of its own workers (the "VISTEON "B" BUSINESS"), and the Visteon "B" Business supplies components to Ford that are critical to the conduct of Ford's North American automotive business;

          WHEREAS, Visteon conducts business in North America, Europe and the rest of the world using its own workers (the "VISTEON "A" BUSINESS"), and the Visteon "A" Business supplies components to Ford that are critical to Ford's North American, European and rest of world automotive businesses;

          WHEREAS, the restructuring of the Visteon "A" Business and the Visteon "B" Business are important to Ford to ensure the continued supply of parts and components to Ford and to protect Ford's product programs; and

          WHEREAS, the parties hereto desire to enter into certain agreements with respect to the restructuring of the Visteon "A" Business and the Visteon "B" Business as set forth herein.

          NOW THEREFORE, in consideration of the above premises and the mutual covenants herein contained, and for other good and valuable consideration given by each party hereto to the other, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     SECTION 1. Agreements with respect to the Visteon "A" Business. To ensure the continued supply of parts and components by the Visteon "A" Business to Ford and to protect Ford's associated product programs:

          (i) Promptly after the execution of this Agreement, Ford and Visteon agree to enter into the Visteon "A" Transaction Agreement substantially in the form of Exhibit A hereto (the "VISTEON "A" TRANSACTION AGREEMENT") pursuant

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     to which, among other things, and subject to the terms and conditions set forth therein:

               (A) Visteon shall issue to Ford a Warrant to purchase shares of Visteon common stock, par value $1.00 per share, substantially in the form of Exhibit J to the Visteon "A" Transaction Agreement, in consideration of the payment by Ford of $100 million in cash, which amount is included in the funds to be deposited by Ford in escrow pursuant to the Escrow Agreement referred to in clause (B) below;

               (B) To assist Visteon in the restructuring of the Visteon "A" Business, Ford shall reimburse Visteon up to $550 million in the aggregate pursuant to, and in accordance with the terms and conditions of, the Escrow Agreement substantially in the form of Exhibit C to the Visteon "A" Transaction Agreement and the Reimbursement Agreement substantially in the form of Exhibit G to the Visteon "A" Transaction Agreement, with respect to certain restructuring and separation costs incurred or to be incurred by Visteon in connection therewith;

               (C) Ford shall agree to certain concessions with respect to pension- and OPEB-related liabilities and other obligations relating to salaried employees associated with the Visteon "A" Business and employees associated with the Chesterfield seat plant, in each case as set forth in the Visteon "A" Transaction Agreement; and

               (D) Ford and Visteon shall (i) terminate the Purchase and Supply Agreement between Ford and Visteon dated as of December 19, 2003 and
          (ii) enter into the Ford-Visteon Purchase and Supply Agreement substantially in the form of Exhibit F to the Visteon "A" Transaction Agreement; and

          (ii) Ford and Visteon agree to enter into, on September 19, 2005, the Secured Promissory Note substantially in the form of Exhibit B hereto (the "SECURED PROMISSORY NOTE") pursuant to which Ford shall, subject to satisfaction of the condition set forth in the last sentence of this
     Section 1(ii), extend to Visteon a short-term loan in the amount of $250 million. Visteon shall pay Ford a funding fee equal to (x) 0.50% of the initial principal amount of the Secured Promissory Note, which amount shall be due and payable on the date of funding of the Secured Promissory Note (provided that if the date of funding is later than July 29, 2005, such percentage will be reduced by 0.0078125% for each day from and including July 29, 2005 to but not including the date of funding), plus (y) for each calendar month (or portion thereof) after September 2005 that the Secured Promissory Note remains outstanding, 0.25% of the principal amount of the Secured Promissory Note outstanding on the first day of such month (or a prorated portion thereof based on the number of days to but not including the date


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     of payment thereof in full), together with interest thereon accruing from the date of funding until payment thereof in full, at the applicable rate of interest specified in the Secured Promissory Note, which amount shall be due and payable on the date the Secured Promissory Note matures or is prepaid in full. Visteon agrees to execute and deliver to Ford, on or before the date of funding of the Secured Promissory Note, the Ford Security Documents contemplated by the Intercreditor Agreement (as defined in the Security Agreement referred to in the Secured Promissory Note), and Ford's obligation to fund the Secured Promissory Note is subject to the condition that Visteon does so.

     SECTION 2. Agreements with respect to the Visteon "B" Business. To ensure the continued supply of parts and components by the Visteon "B" Business to Ford and to protect Ford's associated product programs, promptly after the execution of this Agreement:

          (i) Visteon agrees to enter into the Contribution Agreement substantially in the form of Exhibit C hereto (the "CONTRIBUTION AGREEMENT") with VFH Holdings, Inc., a Delaware corporation (the "COMPANY"), a newly-formed, wholly-owned subsidiary of Visteon, pursuant to which, among other things, and subject to the terms and conditions set forth therein, Visteon shall contribute to one or more newly-formed, wholly-owned subsidiaries of the Company certain assets and properties associated with the Visteon "B" Business; and

          (ii) Ford and Visteon agree to enter into the Visteon "B" Purchase Agreement substantially in the form of Exhibit D hereto (the "VISTEON "B" PURCHASE AGREEMENT") pursuant to which, among other things, and subject to the terms and conditions set forth therein, Ford shall acquire from Visteon, and Visteon shall sell to Ford, all of the issued and outstanding shares of common stock of the Company in consideration of:

               (A) the payment by Ford to Visteon of an amount in cash, as set forth in the Visteon "B" Purchase Agreement, with respect to the inventories contributed to the Company's subsidiaries by Visteon pursuant to the Contribution Agreement;

               (B) certain concessions by Ford with respect to OPEB liabilities and other obligations relating to hourly employees associated with the Visteon "B" Business, in each case as set forth in the Visteon "B" Purchase Agreement;

               (C) the assumption by Ford of certain liabilities with respect to environmental matters associated with the Visteon "B" Business as set forth in the Visteon "B" Purchase Agreement; and


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               (D) certain other agreements and obligations of Ford as set forth in the Visteon "B" Purchase Agreement.

     SECTION 3. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     SECTION 4. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     SECTION 5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

     SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Michigan, without regard to the conflicts of law rules of such state.

     SECTION 7. Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

     SECTION 8. Entire Agreement. This Agreement, the Contribution Agreement, the other Contribution Agreement Transaction Documents (as defined in the Contribution Agreement), the Visteon "A" Transaction Agreement, the Visteon "A" Transaction Documents (as defined in the Visteon "A" Transaction Agreement), the Visteon "B" Purchase Agreement, the Visteon "B" Transaction Documents (as defined in the Visteon "B" Purchase Agreement) and the Confidentiality Agreement (as defined in the Contribution Agreement, it being acknowledged and agreed that, effective as of the closing under the Contribution Agreement, the terms of the Confidentiality Agreement


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shall not apply to information included in the "Contributed Assets" as defined in the Contribution Agreement) constitute the entire agreement between the parties with respect to the subject matter of such agreements and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of such agreements.

     SECTION 9. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        FORD MOTOR COMPANY


                                        By: /s/ Donat R. Leclair
                                            ------------------------------------
                                        Name:  Donat R. Leclair
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        VISTEON CORPORATION


                                        By: /s/ James F. Palmer
                                            ------------------------------------
                                        Name:  James F. Palmer
                                        Title: Executive Vice President and
                                               Chief Financial Officer